CONSENT OF INDEPENDENT AUDITORS

GLOBAL BUSINESS RESOURCES, INC.
22154 Martella Avenue
Boca Raton, Florida   33433

We have issued our report dated February 5, 2003 relating to the financial statements of Global Business Resources, Inc. for the years ended December 31, 2002 and December 31, 2001 appearing in the Company's Form 10-KSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

ROBERT JARKOW CPA

By:  /s/    Robert Jarkow

Fort Lauderdale, Florida
August 5, 2003